Exhibit 99.1

Colfax Announces Agreement to Sell Its Air and Gas Handling Business to KPS Capital Partners for Enterprise Value of $1.8 Billion

May 16, 2019

Annapolis Junction, MD, May 16, 2019 (GLOBE NEWSWIRE) — Colfax Corporation (“Colfax”) (NYSE: CFX), a leading diversified technology company, announced that it has signed a definitive agreement to sell its Air and Gas Handling business to KPS Capital Partners, LP (“KPS”) for enterprise value of $1.80 billion, including $1.66 billion in cash consideration and $0.14 billion in assumed liabilities and minority interest, subject to customary closing adjustments. The Air & Gas Handling business had approximately $90 million of segment operating profit and $200 million of adjusted EBITDA in the twelve months ended March 29, 2019.

“This completes the strategic shift of our portfolio to diversify end-market exposure, reduce cyclicality, and increase profitability,” said Matt Trerotola, President and Chief Executive Officer of Colfax. “This transaction will position us to achieve our leverage target and pursue strategic bolt-on acquisitions in our Medical Technology and Fabrication Technology segments.”

“I want to thank our Air and Gas Handling associates for their success in reshaping the business toward more profitable growth opportunities,” continued Mr. Trerotola. “We are very pleased that the team will be working with a strong partner whose vision is to invest and grow the business.”

Completion of the transaction is expected in the second half of 2019 and is subject to customary closing conditions and approvals. Colfax expects to report the Air & Gas Handling business as a discontinued operation in its future results.

Goldman Sachs & Co. LLC is acting as lead financial advisor, and Kirkland & Ellis LLP as legal advisor, to Colfax. Barclays Capital Inc., HSBC Securities (USA) Inc. and BNP Paribas Securities Corp. are also acting as financial advisors to Colfax.

ABOUT COLFAX CORPORATION

Colfax Corporation is a leading diversified technology company that provides orthopedic, fabrication technology and air and gas handling products and services to customers around the world principally under the DJO, ESAB and Howden brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

NON-GAAP FINANCIAL MEASURES AND OTHER ADJUSTMENTS

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. This non-GAAP financial measure is adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), which was calculated as:

For the Air & Gas Handling business	For the Twelve Months Ended March 29, 2019
Operating income	$92
Add: Restructuring costs	48
Add: Depreciation & amortization expenses	61
Adjusted EBITDA	$201

This non-GAAP financial measure helps investors assess the effect of the Air & Gas Handling divestiture on the results of Colfax. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of this non-GAAP measure to its most directly comparable GAAP financial measure.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to, factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2018 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Investor Contact:

Investor Relations

Colfax Corporation

+1 (301) 323-9090

Investorrelations@colfaxcorp.com

Source: Colfax Corporation